UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

ActivIdentity Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34137	45-0485038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6623 Dumbarton Circle, Fremont, California		94555
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 574-0100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 4.01.         Changes in Registrant’s Certifying Accountant.

On February 17, 2010, management recommended to the audit committee of ActivIdentity (the “Company”) to cease the auditor-client relationship with BDO Seidman, LLP (“BDO”) and engage Ernst & Young LLP for the remainder of fiscal year 2010. The audit committee agreed and approved the change on February 19, 2010.

In the Company’s two most recent fiscal years and subsequent interim period prior to such engagement, the Company did not seek the opinion of or consult with Ernst & Young LLP on either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The reports of BDO as the Company’s independent registered public accounting firm regarding the Company’s financial statements for the fiscal years ended September 30, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended September 30, 2009 and 2008, and during the subsequent interim period from the end of the most recently completed fiscal quarter through the date of BDO release, there were no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of BDO would have caused it to make reference to such disagreement in its reports.

The Company provided BDO with a copy of the disclosure under this Item 4.01 and requested that BDO furnish the Company with a letter stating whether it agrees with the above statements. A copy of the letter is filed as Exhibit 16 to this report.

Item 9.01 Financial Statement and Exhibits

(d)      Exhibits.

Exhibit 16          Letter of BDO Seidman, LLP, dated February 19, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2010

‘ActivIdentity Corp.’

	By:	/s/ Jacques Kerrest
Jacques Kerrest,
Chief Financial Officer
Chief Operating Officer